Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-90608) of RightCHOICE Managed Care, Inc. of our report dated February 14, 1997 appearing in the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10-K.


PRICE WATERHOUSE LLP
St. Louis, Missouri
March 28, 1997